Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
To Tender Common Shares
of
APPLE HOSPITALITY REIT, INC.
Pursuant to the Offer to Purchase
dated May 18, 2015

NUMBER OF SHARES YOU OWN AS OF MAY 18, 2015 =

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, AT THE END OF THE DAY, NEW YORK CITY TIME, ON JUNE 22, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

You may tender all or a portion of your Shares at any of the different prices listed below. Regardless of the price or prices at which you decide to tender Shares, all of the Shares purchased pursuant to the Offer will be purchased for the same price. Use the first row if you are tendering all of your Shares at one price and check the box below the price you are selecting. If you are tendering less than all of your Shares, or you are tendering all of your Shares in portions at different prices, use the second row and indicate the price or prices at which you want to tender Shares by writing the number of Shares you want to tender at each such price on the line corresponding to that price. See Section 2—Procedures for Tendering Shares and Summary Term Sheet in the Offer to Purchase and the related Instructions to Letter of Transmittal set forth in the Important Instructions and Information for more details. Questions and requests for assistance may be directed to American Stock Transfer & Trust Company, LLC (“AST”) or Merrill Lynch, Pierce, Fenner & Smith Incorporated at the applicable telephone number set forth in the Instructions to Letter of Transmittal.

TENDER PRICE: (DOLLARS PER SHARE)	$19.00	$19.50	$20.00	$20.50	$21.00
1. Tendering ALL Shares at ONE Price (check ONLY ONE box to tender ALL shares at the indicated price per share)	□	□	□	□	□

---- OR ----

TENDER PRICE: (DOLLARS PER SHARE)	$19.00	$19.50	$20.00	$20.50	$21.00
2. Tendering less than all Shares or tendering Shares at more than one price
(enter the number of Shares per price)

NOTE: If you are completing row 2, the total number of Shares tendered cannot exceed the total number of Shares (or fraction thereof) you own. See Section 9—Treatment of Fractional Shares of the Offer to Purchase for the treatment of any fractional Shares.

COMPLETE AND RETURN THIS PAGE TO AST
AT THE ADDRESS SET FORTH BELOW TO TENDER YOUR SHARES.
SEE SIGNATURE REQUIREMENTS ON THE REVERSE SIDE.

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections

IMPORTANT NOTE

IF YOU HOLD SHARES IN AN ACCOUNT WITH DAVID LERNER ASSOCIATES, INC. OR ANOTHER CUSTODIAN, DO NOT
COMPLETE THIS LETTER OF TRANSMITTAL.  INSTEAD, PLEASE CONTACT YOUR CUSTODIAN
IF YOU WISH TO TENDER SHARES HELD WITH THE CUSTODIAN.

American Stock Transfer & Trust Company, LLC

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand, courier or other expedited service: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

SIGN HERE TO TENDER YOUR SHARES

The undersigned shareholder (or authorized person signing on behalf of the registered shareholder), as Assignor, hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof. (Must be signed by registered shareholder(s) exactly as name(s) appear(s) in the Company’s records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in a fiduciary or representative capacity, please complete the line captioned “Capacity” and see Instruction 6 in the Instructions to Letter of Transmittal set forth in the Important Instructions and Information.)

Medallion Signature Guarantee Only required if signing in any capacity other than as a shareholder. Each signature must be separately medallion signature guaranteed. A notarization is not acceptable.

Signature & Date – Shareholder/Executor/Personal Representative
Signature & Date – Co-Shareholder/Co-Executor
Telephone Number
Capacity (if not as shareholder):	□ Executor/Executrix	□ Personal Representative
	□ Power of Attorney	□ Trustee

CUSTODIAN INFORMATION

Printed Name of Signatory
Name of Custodian
Custodian Signature

Note: Proper evidence satisfactory to the Depositary must be submitted if Letter of Transmittal is signed in a fiduciary or representative capacity.